Exhibit (a)(5)(xxxix)

Bringing a successful partnership to the next level 10 February 2009

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS THESE MATERIALS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS "BELIEVES", "EXPECTS", "ANTICIPATES", "PROJECTS", "INTENDS", "SHOULD", "SEEKS", "ESTIMATES", "FUTURE" OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, INCLUDING AMONG OTHERS: (1) PRICING AND PRODUCT INITIATIVES OF COMPETITORS; (2) LEGISLATIVE AND REGULATORY DEVELOPMENTS AND ECONOMIC CONDITIONS; (3) DELAY OR INABILITY IN OBTAINING REGULATORY APPROVALS OR BRINGING PRODUCTS TO MARKET; (4) DEVELOPMENTS IN FINANCIAL MARKET CONDITIONS, INCLUDING THE MARKET FOR ACQUISITION FINANCING AND OTHER CAPITAL MARKETS AND FLUCTUATIONS IN CURRENCY EXCHANGE RATES; (5) UNCERTAINTIES IN THE DISCOVERY, DEVELOPMENT OR MARKETING OF NEW PRODUCTS OR NEW USES OF EXISTING PRODUCTS, INCLUDING WITHOUT LIMITATION NEGATIVE RESULTS OF CLINICAL TRIALS OR RESEARCH PROJECTS AND UNEXPECTED SIDE-EFFECTS OF PIPELINE OR MARKETED PRODUCTS; (6) INCREASED GOVERNMENT PRICING PRESSURES OR CHANGES IN THIRD PARTY REIMBURSEMENT RATES; (7) INTERRUPTIONS IN PRODUCTION; (8) LOSS OF OR INABILITY TO OBTAIN ADEQUATE PROTECTION FOR INTELLECTUAL PROPERTY RIGHTS; (9) LITIGATION; (10) POTENTIAL DIFFICULTIES IN INTEGRATING THE BUSINESSES OF GENENTECH AND ROCHE, AND THAT SOME OR ALL OF THE ANTICIPATED BENEFITS OF THE PROPOSED TRANSACTION MAY NOT BE REALIZED ON THE SCHEDULE CONTEMPLATED OR AT ALL; (11) THAT FUTURE DIVIDENDS ARE SUBJECT TO THE DISCRETION OF THE BOARD OF DIRECTORS OF ROCHE AND GENENTECH, AS APPLICABLE, AND A NUMBER OF OTHER FACTORS, SOME OF WHICH ARE BEYOND THE CONTROL OF ROCHE; (12) THE ABILITY OF ROCHE TO GENERATE CASH FLOW TO, AMONG OTHER THINGS, REPAY ACQUISITION-RELATED DEBT AS CURRENTLY CONTEMPLATED; (13) LOSS OF KEY EXECUTIVES OR OTHER EMPLOYEES; AND (14) ADVERSE PUBLICITY AND NEWS COVERAGE. ADDITIONAL INFORMATION AND WHERE TO FIND IT THESE MATERIALS ARE FOR INFORMATIONAL PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL GENENTECH COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON FEBRUARY 9, 2009. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

Roche makes an all cash tender offer to acquire all outstanding publicly held shares of Genentech at US$ 86.50 per share, for a total investment of US$ 42.1 billion Our offer is fair and provides an opportunity for all non-Roche shareholders in Genentech to receive immediate value and liquidity Roche has no interest in selling its controlling equity stake in Genentech Roche makes a tender offer to acquire all publicly held shares in Genentech

Strategic rationale Key objectives Enhance ability to innovate Improve operational efficiency Financial value proposition

Strong fit with Roche strategy Furthers our strategy and focus Generics Low High Premium for Innovation Roche Focus Dia MedTech OTC Pharma High Medical Differentiation Roche Strategy: Focus on innovation in medically differentiated therapeutics and diagnostics Hub and spokes approach No "mega mergers" focused on cost rationalization Drive for efficiency The Roche Business Model:

Total employees: 2,000 Genentech in 1990 A research focused emerging biotech company... Robert A. Swanson & Herbert W. Boyer Co-founders of Genentech 40 % R&D 800 Source: Roche estimate 60 % all other functions 1'200

Genentech: the journey between 1990-2008 Strong revenue growth driven by medical breakthroughs $ 13.4 bn Roche majority shareholding Revenues ($bn) $ 0.4 bn '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

Genentech today ... a fully integrated pharmaceutical company Genentech campus in South San Francisco R&D 27% Manufacturing Commercial Admin / Other 3'000 3'000 2'000 3'200 Source: Genentech filings, Roche estimates Total employees: 11,200

Key objectives of combining Genentech and Roche ....building a leading organization Research and Early Development Late Develop- ment Manu- facturing Com- mercial Admin & other Enhance innovation Improve operational efficiency Allow diversity of approaches in research Encourage sharing of IP, technologies, networks etc. Post 2015 partnership Reduce complexity Eliminate duplications Leverage combined scale in the US and globally

Strategic rationale Key objectives Enhance ability to innovate Improve operational efficiency Financial value proposition

Key objectives of combining Genentech and Roche ....enhance innovation and operational efficiency Research and Early Development Late Develop- ment Manu- facturing Com- mercial Admin & other Enhance innovation Improve operational efficiency Allow diversity of approaches in research Encourage sharing of IP, technologies, networks etc. Post 2015 partnership Reduce complexity Eliminate duplications Leverage combined scale in the US and globally

Enhance innovation ....by maintaining diversity of approaches Genentech: Keep Founders Research Center independent Roche: Keep existing Disease Biology Area (DBA) model Transfer Palo Alto activities: Virology DBA to South San Francisco Inflammation DBA to Nutley No changes outside the US Oncology Inflammation CNS Virology* Metabolism Oncology Inflammation CNS Inflammation Inflammation + ... * Located on Genentech site in South San Francisco

Enhance innovation ....by mutual access to IP, technologies and science network IP: Biomarkers Libraries (small molecules) Technologies: Antibody technology platform (GlycArt) Protein therapeutics (Penzberg) siRNA (Kulmbach, Alnylam) Immunohistochemistry (Ventana tissue diagnostics & companion diagnostics) Partnerships: Combined global partnerships >100 Examples from Roche network Oncology Inflammation CNS Virology* Metabolism Oncology Inflammation CNS Inflammation Inflammation + .... Oncology Inflammation CNS Virology Metabolism Oncology Inflammation CNS Inflammation Inflammation + ....

Strategic rationale Key objectives Enhance ability to innovate Improve operational efficiency Financial value proposition

Key objectives of combining Genentech and Roche ....enhance innovation and operational efficiency Late Develop- ment Manu- facturing Com- mercial Admin & other Improve operational efficiency Reduce complexity Eliminate duplications Leverage combined scale in the US and globally Research and Early Development Enhance innovation Allow diversity of approaches in research Encourage sharing of IP, technologies, networks etc. Post 2015 partnership

Trial design & execution Portfolio decisions Address overlap of compounds (e.g. 3rd generation anti- CD20) Product combination strategies (e.g. Avastin backbone + other ) Freedom to optimize complex franchises including third party relationships (e.g. Anti-angiogenesis, different partnerships Roche and Genentech) Late Development Reduce project complexity D M C A Management of common programs (e.g. interface to external investigators) Coordinated access to global patient pool

Manufacturing - combined organization Global integration of biotech production Optimize capacity (avoid planned capital expenditures) Leverage combined scale in procurement Eliminate overlapping support functions Vacaville, CA South San Fran, CA Oceanside, CA Singapore Hillsboro, OR Basel, CH Penzberg, GE D M C A

US Commercial - combined organization No change in sales forces D M C A Relocate commercial headquarters to South San Francisco by combining marketing and support services Leverage the Genentech brand No change in either sales forces South San Francisco, CA Nutley, NJ

Admin / other - combined organization Move to new South San Francisco HQ Consolidate HQ functions in South San Francisco Eliminate overlapping and redundant functions D M C A South San Francisco, CA Nutley, NJ Palo Alto, CA

Impact by function and site Does not affect Sales forces Genentech Nutley Palo Alto Impact (transfer, close or align) No impact Research Early develop- ment Late develo- ment Manu- facturing Com- mercial Sales Force Admin / other transfer transfer close transfer transfer transfer HQ HQ align align align align

Guiding principles for integration We will select the "best of both" Protect innovation capabilities and foster science culture at Genentech Integrate operational management and seek synergies wherever possible Leverage brand and reputation of Genentech in the US Integration based on selection of the best talent from both organizations 1 2 3 4

Strategic rationale Key objectives Enhance ability to innovate Improve operational efficiency Financial value proposition

Key transaction numbers and facts Roche makes an all cash offer to acquire all outstanding publicly held shares of Genentech at US$ 86.50 per share Total consideration payable is approx. US$ 42.1 billion (CHF 49.2 billion), assuming Roche purchases all outstanding shares and options Roche currently owns approx. 587.2 million shares in Genentech, representing 55.8% of shares outstanding as of September 30, 2008 Roche has no interest in selling its controlling equity stake in Genentech

Key financial value drivers Strong earnings growth and improved long term prospects for combined entity Accretive in first full calendar year after closing Strong cash generation Expected accretion to EPS growth in the first full calendar year after closing due to strong profitability of Genentech's business and expected synergies Expected synergies of $750 to $850 million annually Full access to Genentech's cash flow Strategic flexibility for small and medium sized acquisitions maintained

Financing and accounting Fast repayment of debt Roche plans to finance the transaction by a combination of its own funds, commercial paper, bonds, as well as a traditional bank financing The combined cash-flows allow fast repayment of the debt Accounting: Equity transaction treatment in accordance with IFRS. The consideration is deducted from equity and eliminates minority interests (IAS 27 revised) ? no additional intangible assets or goodwill

Summary Combination creates a win-win situation Strengthen our business Enhance ability to innovate Improve operational efficiency Attractive to shareholders Offer is fair and provides an opportunity for all non-Roche shareholders in Genentech to receive immediate value and liquidity Expected to be accretive in first full calendar year after closing Strong cash generation Improved long term prospects for the combined entity

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